Exhibit 23.9

                          Consent of James R. Moffett

I hereby consent to the reference in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 (and all amendments thereto) of McMoRan Exploration Co. to my name as a person about to become a director of McMoRan Exploration Co.

                                                     /s/James R. Moffett
                                                 -----------------------------
                                                       James R. Moffett

New Orleans, Louisiana
August 11, 1998